As filed with the Securities and Exchange Commission on September 26, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Getty Images Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-3764229 (I.R.S. Employer Identification No.)
605 5th Ave S., Suite 400 Seattle, Washington (Address of Principal Executive Offices)	98104 (Zip Code)

Getty Images Holdings, Inc. Earn Out Plan

Getty Images Holdings, Inc. 2022 Employee Stock Purchase Plan

Getty Images Holdings, Inc. 2022 Equity Incentive Plan

(Full Titles of the Plans)

Kjelti Kellough

Senior Vice President, General Counsel, and Corporate Secretary

605 5th Ave S., Suite 400

Seattle, Washington 98104

(Name and address of agent for service)

(206) 925-5000

(Telephone number, including area code, of agent for service)

Copies to:

P.J. Himelfarb, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Getty Images Holdings, Inc. (the “Company” or the “Registrant”) for the purpose of registering (i) 6,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share, reserved for future issuance pursuant to awards that may be granted under the Company’s Earn Out Plan (the “Earn Out Plan”), (ii) 5,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share, reserved for future issuance pursuant to awards that may be granted under the Company’s 2022 Employee Stock Purchase Plan (the “ESPP”), (iii) 22,060,087 shares of the Company’s Class A common stock, par value $0.0001 per share, reserved for future issuance pursuant to awards that may be granted under the Company’s 2022 Equity Incentive Plan (the “2022 EIP” and together with the Earn Out Plan and ESPP, the “2022 Plans”), and (iv) 25,113,737 shares of the Company’s Class A common stock, par value $0.0001 per share, issuable upon the exercise of options (the “Legacy Options”) granted under the 2012 Equity Incentive Plan (the “2012 Equity Plan”) of Griffey Investors, L.P. (the “Partnership”) and Griffey Global Holdings, Inc. (“GGH”), which options converted into options to purchase shares of the Company’s Class A common stock, par value $0.0001 per share, pursuant to the 2022 EIP upon completion of the business combination effected pursuant to the Business Combination Agreement dated December 9, 2021 between Vector Holding, LLC (the predecessor to the Company), CC Neuberger Principal Holdings II, Vector Merger Sub 1, LLC, Vector Merger Sub 2, LLC, GGH and the Partnership, including the offer and re-sale of 15,233,586 shares of the Company’s Class A common stock, par value $0.0001 per share, to be issued upon the exercise of the Legacy Options to certain directors and officers of the Company named in the reoffer prospectus of this registration statement.

This registration statement contains two parts. The first part, Part I, contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain of those shares of Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain of the Company’s stockholders consisting of current directors and officers. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each selling securityholder and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. As discussed below, the directors and officers are subject to lock-up and vesting periods and the inclusion of their shares herein does not necessarily reflect an intent to sell any or all of such securities once those periods have expired.

Certain information relating to future issuances under the 2022 Plans is omitted from Part I, as further described below in the next paragraph and under the heading “Part I. Item 1. Plan Information.”

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

Getty Images Holdings, Inc.

15,233,586 Shares of Class A common stock, $0.0001 par value

This reoffer prospectus relates to 15,233,586 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Getty Images Holdings, Inc., a Delaware corporation (the “Company” or “Registrant”), that may be offered from time to time by certain selling securityholders named in this reoffer prospectus (the “Selling Securityholders”). The Company will not receive any of the proceeds from the sale of shares of Class A common stock by the Selling Securityholders made hereunder. Each of the Selling Securityholders will acquire such shares of Class A common stock upon the exercise of stock options issued under the 2012 Equity Incentive Plan of Griffey Investors, L.P. (the “Partnership”) and Griffey Global Holdings, Inc. (“GGH”), which options converted into options to purchase shares of the Company’s Class A common stock pursuant to the Company’s 2022 Equity Incentive Plan upon completion of the business combination effected pursuant to the Business Combination Agreement dated December 9, 2021 (the “Business Combination Agreement”) between Vector Holding, LLC (the predecessor to the Company), CC Neuberger Principal Holdings II (“CCNB”), Vector Merger Sub 1, LLC, Vector Merger Sub 2, LLC, GGH and the Partnership (solely for the purposes of certain sections set forth therein). This reoffer prospectus will be supplemented, as necessary, to update the names of the Selling Securityholders and the number of shares of Class A common stock to be reoffered by each of the Selling Securityholders, when we become aware of that information.

The Selling Securityholders may sell the securities described in this reoffer prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Securityholders may sell any, all, or none of the shares of Class A common stock and we do not know when or in what amount the Selling Securityholders may sell their shares of Class A common stock hereunder. The price at which any of the shares of Class A common stock may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The shares of Class A common stock may be sold at the market price the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The shares of Class A common stock may be sold through underwriters or dealers which the Selling Securityholders may select. If underwriters or dealers are used to sell the shares of Class A common stock, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Securityholders may sell their shares of Class A common stock in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

The shares of Class A common stock that will be issued pursuant to awards granted to the Selling Securityholders will be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Class A common stock to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “GETY.” On September 23, 2022, the last reported sale price of our Class A common stock was $8.25 per share.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Class A common stock involves risks. Please see the information described under “Risk Factors” on page 3.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of their shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2022.

We are responsible for the information contained or incorporated by reference in this reoffer prospectus and any accompanying prospectus supplement that we prepare or authorize. Neither we nor any Selling Securityholder has authorized anyone to give you any other information, and neither we nor Selling Securityholder take responsibility for any other information that others may give you. This reoffer prospectus is an offer to sell only the shares of Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this reoffer prospectus or any accompanying prospectus supplement prepared by us is accurate on any date subsequent to the date set forth on the front of the applicable document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this reoffer prospectus and any accompanying prospectus supplement is delivered or shares of Class A common stock are sold on a later date. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

The rules of the SEC allow us to incorporate by reference information into this reoffer prospectus. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this reoffer prospectus, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See “Where You Can Find More Information” and “Incorporation by Reference.” You should read both this reoffer prospectus and any accompanying prospectus supplement together with any information incorporated by reference herein or therein before investing in our Class A common stock.

Except where the context requires otherwise, in this reoffer prospectus, “Getty Images,” the “Company,” “Registrant,” “we,” “us,” and “our” refer to Getty Images Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this reoffer prospectus that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this reoffer prospectus, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•	our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs;

•	our ability to attract new customers and retain and motivate an increase in spending by its existing customers;

•	the user experience of the Company’s customers on its website;

•	the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by its staff of inhouse photographers;

•	the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content;

•	the risk that we operate in a highly competitive market;

•	the risk that we are unable to successfully execute our business strategy;

•	our inability to effectively manage our growth;

•	the risk that we may lose the right to use Getty Images trademarks;

•	our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries;

•	the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks;

•	the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services;

•	the loss of and inability to attract and retain key personnel that could negatively impact our business growth;

•	the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights;

•	our reliance on third parties;

•	the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business;

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•	the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, devaluation and significant political or civil disturbances in international markets where we conduct business;

•	the risk that claims, lawsuits and other proceedings that have been, or may be, instituted against the Company or CCNB could adversely affect our business;

•	the inability to maintain the listing of our Class A common stock on the New York Stock Exchange;

•	the risk that the COVID-19 pandemic and efforts to reduce its spread impacts our business, financial condition, cash flows and operation results more significantly than currently expected;

•	the ability to recognize the anticipated benefits of the business combination with CCNB, which may be affected by, among other things, competition and our ability to grow our business and manage growth profitably;

•	changes in applicable laws or regulations;

•	risks associated with our reliance on information technology in critical areas of our operations;

•	costs related to operating as a public company; and

•	those factors discussed under the heading “Risk Factors” below and under similar headings in the documents incorporated by reference herein.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this reoffer prospectus are more fully described under the heading “Risk Factors” below and under similar headings in the documents incorporated by reference herein. These risks are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this reoffer prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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SUMMARY

The Company

For over 25 years, Getty Images has been synonymous with the very best visual content. Getty Images was founded in 1995, with the core mission of bringing the world’s best creative and editorial content solutions to its customers to engage their audiences. With a consistently differentiated and high-quality content offering at its core, Getty Images has a rich history of embracing disruption and innovation with regard to how that content is packaged, accessed, licensed and distributed to an evolving universe of customers. Getty Images is a preeminent global visual content creator and marketplace. Getty Images has developed market enhancements across e-commerce, content subscriptions, user-generated content, diverse and inclusive content, and proprietary research alongside investment in its technology platform to become a global, trusted industry leader in the visual content space.

Compelling and impactful visual content is the lifeblood of Getty Images’ business. Getty Images’ content offering is generated through a base of more than 488,000 contributors, approximately 300 premium content partners, a dedicated staff of content experts who guide and contribute to the creation of award-winning content, and a unique and comprehensive visual archive collection covering a broad range of subject matter. Collectively, these represent a growing library of over 486 million visual assets that delivers unmatched depth, breadth, and quality to meet the expanding needs of Getty Images’ growing customer base.

Corporate Information

We were formed as a Delaware limited liability company and on July 21, 2022, we statutorily converted into a Delaware corporation under the name “Vector Holding, Inc.” and on July 22, 2022, in connection with the business combination with CCNB, we changed our name to “Getty Images Holdings, Inc.”

Our principal executive office is located at 605 5th Ave S. Suite 400, Seattle, WA 98104 and our telephone number is (206) 925-5000. Our website is www.gettyimages.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this reoffer prospectus.

About this Offering

This reoffer prospectus relates to the public offering by the Selling Securityholders listed in this reoffer prospectus, of up to 15,233,586 shares of Class A common stock to be issued to the Selling Securityholders upon the exercise of options granted to the Selling Securityholders under the 2012 Equity Incentive Plan of the Partnership and GGH, which options converted into options to purchase shares of the Company’s Class A common stock upon completion of the business combination effected pursuant to the Business Combination Agreement. Subject to the exercise of these options pursuant to the terms of the relevant award agreements (with respect to shares not issued as of the date of this reoffer prospectus), the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Class A common stock by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this reoffer prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our prospectus dated September 15, 2022 that was filed with the SEC pursuant to Rule 424(b)(3), as supplemented from time to time, together with all of the other information appearing in or incorporated by reference into this reoffer prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

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DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares of Class A common stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Class A common stock. All proceeds from the sale of the shares of Class A common stock will be for the account of the Selling Securityholders, as described below. See the sections titled “Selling Securityholders” and “Plan of Distribution” below.

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SELLING SECURITYHOLDERS

The table below sets forth information with respect to the Selling Securityholders and the shares of Class A common stock beneficially owned by the Selling Securityholders as of September 26, 2022, and the percentage of beneficial ownership is calculated based on 394,713,379 shares of our Class A common stock outstanding as of September 22, 2022. The Selling Securityholders may offer all, some or none of the shares of Class A common stock covered by this reoffer prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of Class A common stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this reoffer prospectus accordingly. We cannot give an estimate as to the number of shares of Class A common stock that will actually be held by the Selling Securityholders following the resales contemplated by this reoffer prospectus because the Selling Securityholders may offer some or all of their shares of Class A common stock under the offering contemplated by this reoffer prospectus or pursuant to exemptions from registration under the Securities Act or acquire additional shares of Class A common stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such shares of Class A common stock. See “Plan of Distribution.”

We will supplement this reoffer prospectus to identify additional Selling Securityholders and/or the number of shares of our Class A common stock to be reoffered and resold by them, as applicable, as that information becomes known to the extent such Selling Securityholder will rely on this registration statement of which this reoffer prospectus is a part to reoffer and resell shares of our Class A common stock they acquire pursuant to the Plans.

The address for each Selling Securityholder listed in the table below is c/o Getty Images Holdings, Inc., 605 5th Ave S., Suite 400, Seattle, Washington 98104.

We have determined beneficial ownership in the manner described in footnote (2) to the table below and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name and Position at Company	Class A common stock owned prior to resale(2)	Percentage of Class A common stock owned prior to resale(2)	Class A common stock offered for resale(2)	Class A common stock owned after completion of resale(3)	Percentage Class A common stock owned after completion of resale(1)
Craig Peters, Chief Executive Officer and Director	5,155,992(4)	1.3%	5,134,862	21,130	*
Jonathan D. Klein, Director and former Chief Executive Officer	4,548,102(5)	1.2%	358,031	4,190,071	1.1%
Gene Foca, Senior Vice President and Chief Marketing Officer	1,918,570(6)	*	1,918,570	0	*
Nathaniel Gandert, Senior Vice President and Chief Technology Officer	1,850,732(7)	*	1,850,732	0	*
Kenneth Mainardis, Senior Vice President, Content	1,321,680(8)	*	1,321,680	0
Kjelti Kellough, Senior Vice President and General Counsel	733,442(9)	*	727,160	6,282	*
Lizanne Vaughan, Senior Vice President and Chief People Officer	732,646(10)	*	724,792	7,854	*
Andrew Saunders, Senior Vice President, Creative Content	707,058(11)	*	683,495	23,563	*
Peter Orlowsky, Senior Vice President, Strategic Development	696,743(12)	*	692,816	3,927	*
Grant Farhall, Senior Vice President and Chief Product Officer	672,680(13)	*	672,680	0	*
Mikael Cho, Senior Vice President, Unsplash	639,523(14)	*	639,523	0	*
Hilary Schneider, Director	213,175(15)	*	213,175	0	*
Christopher Hoel, Vice President and Chief Accounting Officer	153,954(16)	*	153,954	0	*
Jennifer Leyden, Senior Vice President and Chief Financial Officer	142,116(17)	*	142,116	0	*

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* Represents beneficial ownership of less than 1%.

1.	This information is based on 394,713,379 shares of Class A common stock outstanding at September 22, 2022. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares.

2.	Reflects all shares of Class A common stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of September 26, 2022, or will become exercisable, vested or convertible within 60 days after September 26, 2022.

3.	Assumes all of the shares of Class A common stock being offered are sold in the offering, that shares of Class A common stock beneficially owned by such Selling Securityholder on the determination date but not being offered pursuant to this reoffer prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the options relating to the shares being offered.

4.	Consists of 21,130 shares of Class A common stock and 5,134,862 shares of Class A common stock issuable upon exercise of outstanding options.

5.	Consists of 3,673,608 shares of Class A common stock directly held by Mr. Klein, 516,463 shares of Class A common stock directly held by Aston Aladmax LLC, and 358,031 shares of Class A common stock issuable upon exercise of outstanding vested options.

6.	Consists of 1,918,570 shares of Class A common stock issuable upon exercise of outstanding options.

7.	Consists of 1,850,732 shares of Class A common stock issuable upon exercise of outstanding options.

8.	Consists of 1,321,680 shares of Class A common stock issuable upon exercise of outstanding options.

9.	Consists of 6,282 shares of Class A common stock and 727,160 shares of Class A common stock issuable upon exercise of outstanding options.

10.	Consists of 7,854 shares of Class A common stock and 724,792 shares of Class A common stock issuable upon exercise of outstanding options.

11.	Consists of 23,563 shares of Class A common stock and 683,495 shares of Class A common stock issuable upon exercise of outstanding options.

12.	Consists of 3,927 shares of Class A common stock and 692,816 shares of Class A common stock issuable upon exercise of outstanding options.

13.	Consists of 672,680 shares of Class A common stock issuable upon exercise of outstanding options.

14.	Consists of 639,523 shares of Class A common stock issuable upon exercise of outstanding options.

15.	Consists of 213,175 shares of Class A common stock issuable upon exercise of outstanding options.

16.	Consists of 153,954 shares of Class A common stock issuable upon exercise of outstanding options.

17.	Consists of 142,116 shares of Class A common stock issuable upon exercise of outstanding options.

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Other Material Relationships with the Selling Securityholders

Employment Relationships

We have entered into employment agreements with each of Mr. Peters, Ms. Leyden, Mr. Gandert, Mr. Foca, Mr. Mainardis, Ms. Kellough, Ms. Vaughan, Mr. Sanders, Mr. Orlowsky, Mr. Farhall and Mr. Cho. The agreements provide for, among other things, annual base, equity and bonus compensation, and the responsibilities of the parties in the event of certain terminations and change-of-control transactions.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers, some of whom are Selling Securityholders. The indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation (the “Charter”) includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

Our bylaws (the “Bylaws”) also provide that we must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

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PLAN OF DISTRIBUTION

The shares of Class A common stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Class A common stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Class A common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Class A common stock to be reoffered or resold under this reoffer prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Class A common stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Class A common stock in compliance with Rule 144 under the Securities Act. There is no assurance that the Selling Securityholders will sell all or a portion of the Class A common stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our Class A common stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in passive market-making activities with respect to the shares of Class A common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Class A common stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

Once sold under the registration statement of which this reoffer prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the issuance of the shares of Class A common stock offered hereby has been passed upon for Getty Images Holdings, Inc. by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The financial statements of CC Neuberger Principal Holdings II as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from May 12, 2020 (inception) through December 31, 2020, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of CC Neuberger Principal Holdings II to continue as a going concern as described in Note 2 to the consolidated financial statements), are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Griffey Global Holdings, Inc. as of December 31, 2021 and 2020 and for the years then ended, incorporated by reference in this reoffer prospectus of Getty Images Holdings, Inc., have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 (the “S-8”) with respect to the securities offered by this reoffer prospectus. This reoffer prospectus does not contain all of the information included in the S-8. For further information pertaining to us and our securities, you should refer to the S-8 and to its exhibits. Whenever reference is made in this reoffer prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

We are subject to the information reporting requirements of the Exchange Act, and we have and will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.gettyimages.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this reoffer prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this reoffer prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced this way is considered to be a part of this reoffer prospectus, and any information filed by us with the SEC subsequent to the date of this reoffer prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

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1.	The prospectus relating to the Registration Statement on Form S-1, as amended (File No. 333-266686), dated September 15, 2022 and filed with the SEC under Rule 424(b) under the Securities Act, which contains the audited financial statements of CC Neuberger Principal Holdings II as of and for the periods ended December 31, 2021 and 2020 and Griffey Global Holdings, Inc. as of and for the years ended December 31, 2021 and 2020;

2.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the document referred to in (1) above; and

3.	The description of the Registrant’s Class A common stock, par value $0.0001 per share, included in the Registration Statement on Form 8-A filed with the SEC on July 22, 2022, pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description.

4.	All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of the Registration Statement of which this reoffer prospectus forms a part, prior to the filing of a post-effective amendment to the Registration Statement of which this reoffer prospectus forms a part, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

The documents listed above will be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this reoffer prospectus (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We will provide to each person, including any beneficial owner, to whom a reoffer prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this reoffer prospectus or any accompanying prospectus supplement. You should direct requests for documents to:

Getty Images Holdings, Inc.

605 5th Ave S., Suite 400

Seattle, Washington 98104

(206) 925-5000

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following documents, which are on file with the SEC, are incorporated into this Registration Statement by reference (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

1.	The prospectus relating to the Registration Statement on Form S-1, as amended (File No. 333-266686), dated September 15, 2022 and filed with the SEC under Rule 424(b) under the Securities Act, which contains the audited financial statements of CC Neuberger Principal Holdings II as of and for the periods ended December 31, 2021 and 2020 and Griffey Global Holdings, Inc. as of and for the years ended December 31, 2021 and 2020;

2.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the document referred to in (1) above; and

3.	The description of the Registrant’s Class A common stock, par value $0.0001 per share, included in the Registration Statement on Form 8-A filed with the SEC on July 22, 2022, pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated bylaws authorizes the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director.

Pursuant to Section 102(b)(7) of the DGCL, the Registrant’s amended and restated certificate of incorporation eliminates the liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index below and are incorporated by reference herein.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Getty Images Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K, filed with the SEC on July 28, 2022).
4.2	Amended and Restated By-laws of Getty Images Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form 8-K, filed with the SEC on July 28, 2022).
5.1*	Legal Opinion of Weil, Gotshal & Manges LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of WithumSmith+Brown, PC
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement).
99.1	Getty Images Holdings, Inc. Earn Out Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Form 8-K, filed with the SEC on July 28, 2022).
99.2	Getty Images Holdings, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 of the Registrant’s Form 8-K, filed with the SEC on July 28, 2022).
99.3	Getty Images Holdings, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant’s Form 8-K, filed with the SEC on July 28, 2022).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 26, 2022.

GETTY IMAGES HOLDINGS, INC.

By:	/s/ Jennifer Leyden
Name: Jennifer Leyden
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Kjelti Kellough, Jennifer Leyden and Craig Peters, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on September 26, 2022.

Signature	Title

/s/ Craig Peters	Chief Executive Officer and Director
Craig Peters	(principal executive officer)

/s/ Jennifer Leyden	Chief Financial Officer
Jennifer Leyden	(principal financial officer)

/s/ Christopher Hoel	Chief Accounting Officer
Christopher Hoel	(principal accounting officer)

/s/ Chinh Chu	Director
Chinh Chu

/s/ Mark Getty	Director
Mark Getty

/s/ Michael Harris	Director
Michael Harris

/s/ Jonathan Klein	Director
Jonathan Klein

/s/ Patrick Maxwell	Director
Patrick Maxwell

/s/ James Quella	Director
James Quella

/s/ Hilary Schneider	Director
Hilary Schneider

/s/ Brett Watson	Director
Brett Watson